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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made part of this registration statement and prospectus.

                                                /s/ ARTHUR ANDERSEN LLP

Seattle, Washington

October 8, 1999

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              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

To BSQUARE Corporation

     We have audited in accordance with generally accepted auditing standards, the financial statements of BSQUARE Corporation and subsidiaries included in this registration statement and have issued our report thereon dated August 13, 1999. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commissions rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein to the basic financial statements taken as a whole.

                                                /s/ ARTHUR ANDERSEN LLP

Seattle, Washington
August 13, 1999
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                              BSQUARE CORPORATION

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                                        COLUMN C -- ADDITIONS
                                                         COLUMN B     -------------------------    COLUMN E
                                                        BALANCE AT    CHARGED TO     COLUMN D     BALANCE AT
                                                         BEGINNING     COSTS AND    DEDUCTIONS-     END OF
                     DESCRIPTION                         OF PERIOD     EXPENSES      DESCRIBE       PERIOD
                     -----------                        -----------   -----------   -----------   -----------
                                                                           (IN THOUSANDS)
For the year ended December 31, 1996:
  Allowance for doubtful accounts.....................      $--           $--           $--          $ --
For the year ended December 31, 1997:
  Allowance for doubtful accounts.....................      $--           $10           $--          $ 10
For the year ended December 31, 1998:
  Allowance for doubtful accounts.....................      $10           $60           $ 3          $ 67
For the six months ended June 30, 1999:
  Allowance for doubtful accounts.....................      $67           $45           $--          $112